                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      Date of Report:  December 30,  1994


                         ADVANCED MICRO DEVICES, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                         1-7882                94-1692300
     --------                         ------                ----------
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)



One AMD Place
P.O. Box 3453
Sunnyvale, California                                         94088-3453
- - ---------------------                                         ----------
(Address of principal executive office)                       (Zip Code)

Registrant's telephone number, including area code:           (408) 732-2400

Exhibit Index
located on sequential page 5                                  Page 1 of  12

Item 5.   Other Events
- - -------   ------------

On December 30, 1994, Advanced Micro Devices, Inc. (the "Company") issued a press release announcing that the California Supreme Court upheld an arbitrator's award of technology rights to the Company in a long-running legal battle with Intel Corporation concerning a 1982 technology exchange agreement between the two companies (the "AMD/Intel Technology Agreement Arbitration"). Prior to the settlement with Intel next discussed, the press release also advised that Intel was expected to continue to challenge the validity of the award in federal court.

On January 11, 1995, the Company issued a press release announcing that it had reached agreement with Intel Corporation to settle all current outstanding legal disputes (the "AMD/Intel Litigations") which include: (1) the AMD/Intel Technology Agreement Arbitration; (2) the '287 Microcode Litigation; (3) the '386 Microcode Litigation; (4) the '486 Microcode Litigation; (5) the Anti-trust Litigation; (6) the Business Interference Litigation and (7) the ITC Action.
The settlement agreement terms include:

     1. AMD will have a perpetual license to the microcode in the Intel 386(TM) and Intel 486(TM) microprocessors.

     2. AMD agrees that it has no right to copy any other Intel microcode including the Pentium(TM) Processor, P6 microcode and 486 ICE (in circuit emulation) microcode.

     3. The companies will negotiate a new patent cross-license agreement to become effective 1/1/96.

     4. Intel will receive $58 million as settlement for past damages related to the ICE module of the '486 Microcode Litigation case. As ordered in the 1992 arbitration between the two companies, Intel will pay AMD approximately $18 million in damages (which includes interest) awarded by the arbitrator for breach of contract and will not contest the rights granted AMD in the AMD/Intel Technology Agreement Arbitration. The damages amount of $18 million was previously recorded by the Company in the third quarter of 1994.

     5. Intel and AMD will drop all cases including appeals currently pending in the courts.

     6. AMD will have the right to use foundries for Am486(R) products containing Intel microcode for up to 20 percent of its 486 production.

     7. AMD and its customers will get a license for Intel's "Crawford '338" patent, covering memory management.

     8. The two companies agree not to initiate legal action against one another for any activity occurring prior to January 6, 1995.

On January 12 , 1995, the Company issued a press release announcing that it had restated its 1994 financial results as a result of the settlement of the AMD/Intel litigations, specifically the agreement to pay Intel $58 million for past damages in the ICE module of the 486 Microcode Litigation. Thus, the Company recorded a $58 million charge in its fourth quarter of 1994 and revised its previously released 1994 results. Net income for the quarter and the year end was reduced by $35,877,000 from the originally reported amounts because of the tax benefit of the settlement and an accrual made for the AMD/Intel Litigations previously recorded in the fourth quarter.

Currently, assuming the Intel settlement is fully consummated, the Company does not anticipate that the AMD/Intel Litigations or the foregoing settlement will have a material adverse impact on the Company's financial condition or results of operations for fiscal year 1995.

                                  SIGNATURES
                                  ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ADVANCED MICRO DEVICES, INC
                                        (Registrant)



Date:  January 19,  1995              By:   /s/ Larry R. Carter
                                           ----------------------------
                                           Larry R. Carter

                                 Exhibit Index
                                 -------------

                                                                      Sequential
                                                                      Page No.
                                                                      --------

28.1      Press Release dated December 30, 1994 announcing that            6
          the California Supreme Court upheld the arbitrator's
          award in the AMD/Intel Technology Agreement Arbitration.


28.2      Press Release dated January 11, 1995 announcing that             8
          the Company and Intel Corporation settled AMD/Intel
          Litigations.


28.3      Press Release dated January 12, 1995 announcing that            10
          the Company restated its 1994 financial results as a
          consequence of the settlement of the AMD/Intel Litigations.